SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                              the ("Exchange Act")

      Date of Report (date of earliest event reported): January 8, 2003



                              PurchasePro.com, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                             88-0385401
      (State or Other Jurisdiction                 (I.R.S. Employer
             of incorporation)                  Identification Number)


                        3291 North Buffalo Drive, Suite 9
                             Las Vegas, Nevada 89129
               (Address of Principal Executive Offices) (Zip Code)


                                 (702) 316-7000
              (Registrant's Telephone Number, Including Area Code)









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ITEM 5:  OTHER EVENTS AND REGULATION FD DISCLOSURES

On January 8, 2003, the U.S. Bankruptcy Court for the District of Nevada (the "Court") approved the sale of substantially all of the assets of PurchasePro.com, Inc. (the "Company") to Perfect Commerce, Inc. ("PCI") of Palo Alto, California, for $2.325 million in cash (subject to certain price adjustments contained in a definitive asset purchase agreement). At an auction held by the Court, PCI's bid was determined to be the highest and best offer.

Unless the Sale Order is stayed or otherwise appealed, the Company anticipates that the closing of the transaction will occur on January 17, 2003.




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FORWARD LOOKING STATEMENTS

This Form 8-K (as well as other statements, written or oral, that the Company or its affiliates make concerning the subject matter of this Form 8-K) contains forward-looking statements that are subject to material change. These statements pertain to, among other things, the closing of the sale for the Company's assets. Such forward-looking statements involve significant risks and uncertainties, some of which are beyond the Company's control. Actual results and developments might differ materially from those described in forward-looking statements. The Company has no current plan to update these statements regardless of any changes or developments that occur, and you should not assume at a later date that the forward-looking statements contained herein are valid. Additional information concerning factors that could affect actual results is included in other filings made by the Company with the Securities and Exchange Commission.





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                                 SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PurchasePro.com, Inc.

                       By:        /s/ Richard L. Clemmer
                                  -----------------------------------
                                  Richard L. Clemmer,
                                  Chief Executive Officer and
                                  Chief Financial Officer

Dated: January 15, 2003